EXHIBIT 23.1

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BW Acquisition Corp.

New York, New York

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 6, 1997, relating to the financial statements of BW Acquisition Corp., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                  /s/ BDO Seidman, LLP

                                                      BDO Seidman, LLP

New York, New York
November 14, 1997

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